UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 31, 2012


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

           NEVADA                     000-54332                   98-0530295
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

10597 DOUBLE R BLVD. SUITE 2, RENO, NEVADA                          89521
 (Address of principal executive offices)                         (Zip Code)

                                 (775) 410-5287
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

On May 31, 2012, the directors of Lithium Corporation (the "Company") determined that due to current adverse market conditions it would be in the best interests of the Company to re-price an aggregate of 500,000 incentive stock options granted to directors and officers of the Company on September 23, 2010 with an exercise price of $0.28, and an aggregate of 400,000 incentive stock options granted to directors and officers of the Company on September 23, 2010 with an exercise price of $0.25 to reflect the closing price for the Company's common shares quoted on the OTC Bulletin Board on May 29, 2012 of $0.07.

Also on May 31, 2012, the Company granted an aggregate of 400,000 incentive stock options to certain directors and consultants of the Company at an exercise price of $0.07, exercisable for a period of five years from the date of grant.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
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Tom Lewis
President and Director

Date: June 5, 2012

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